Exhibit 99.1

CONTACT:

Dan Lombardo

Vice President of Investor Relations

630-570-0605

dan.lombardo@inventrustproperties.com

InvenTrust Properties Corp. Enters into a Private Placement Offering of $250 Million Senior Unsecured Notes

DOWNERS GROVE, III – June 3, 2022 – InvenTrust Properties Corp. (“InvenTrust” or the “Company”) (NYSE: IVT) today announced that it has signed a definitive note purchase agreement providing for a private placement of $250 million senior unsecured notes of which $150 million are designated as 5.07% Series A senior notes due August 11, 2029, and $100 million are designated as 5.20% Series B senior notes due August 11, 2032 (collectively, the “Notes”). Combined, the Notes are expected to have a weighted average tenor of approximately 8.2 years and a weighted average fixed interest rate of 5.12%. Estimated terms of this private placement transaction were included in the first quarter guidance provided by the Company. The Notes will be required to be absolutely and unconditionally guaranteed by certain subsidiaries of the Company that guarantee certain material credit facilities of the Company (if any), and are expected to be issued on August 11, 2022, subject to customary closing conditions.

The Company intends to use the net proceeds from the offering for general corporate purposes, including the repayment of indebtedness and future acquisitions.

The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state or other jurisdiction’s securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. The Notes, when issued, will be sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor shall there be any offer or sale of these securities in any state or other jurisdiction where, or to any person to whom, the offer, solicitation, or sale of these securities would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About InvenTrust Properties Corp.

InvenTrust Properties Corp. (“we,” the “Company,” “our,” “us,” “IVT” or “InvenTrust”) is a premier Sun Belt, multi-tenant essential retail REIT that owns, leases, redevelops, acquires and manages grocery anchored neighborhood and community centers as well as high-quality power centers that often have a grocery component. We pursue our business strategy by acquiring retail properties in Sun Belt markets, opportunistically disposing of retail properties, maintaining a flexible capital structure, and enhancing environmental, social and governance (ESG) practices and standards. A trusted, local operator bringing real estate expertise to its tenant relationships, IVT has built a strong reputation with market participants across its portfolio. IVT is committed to leadership in ESG practices and has been a Global Real Estate Sustainability Benchmark (“GRESB”) member since 2013. As of March 31, 2022, the Company is an owner and manager of 63 retail properties, representing 9.9 million square feet of retail space. For more information, please visit www.inventrustproperties.com.

Forward-Looking Statements Disclaimer

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements regarding management’s intentions, beliefs, expectations, representation, plans or predictions of the future, are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” “outlook,” “guidance,” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such statements include, but are not limited to, statements about the issuance and sale of the Notes, and related closing of the Notes. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. The following factors, among others, could cause actual results and financial position and timing of certain events to differ materially from those described in the forward-looking statements: the effects and duration of the COVID-19 pandemic; interest rate movements; local, regional, national and global economic performance; competitive factors; the impact of e-commerce on the retail industry; future retailer store closings; retailer consolidation; retailers reducing store size; retailer bankruptcies; government policy changes; and any material market changes and trends that could affect the Company’s business strategy. For further discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see the Risk Factors included in InvenTrust’s most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the Securities and Exchange Commission. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Availability of Information on InvenTrust Properties Corp.’s Website and Social Media Channels

Investors and others should note that InvenTrust routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission filings, press releases, public conference calls, webcasts and the InvenTrust investor relations website. The Company uses these channels as well as social media channels (e.g., the InvenTrust Twitter account (twitter.com/inventrustprop); and the InvenTrust LinkedIn account (linkedin.com/company/inventrustproperties) as a means of disclosing information about the Company’s business to our colleagues, investors, and the public. While not all of the information that the Company posts to the InvenTrust investor relations website or on the Company’s social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in InvenTrust to review the information that it shares on www.inventrustproperties.com/investor-relations and on the Company’s social media channels.